UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
February 24, 2011

NorthStar Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-157688 (Commission File Number)	26-4141646 (IRS Employer Identification No.)
399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
          On February 24, 2011, NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), entered into Amendment No. 1 to the Advisory Agreement (the “Amendment”) among NorthStar Real Estate Income Trust Operating Partnership, LP (the “Operating Partnership”), NS Real Estate Income Trust Advisor, LLC (the “Advisor”) and NorthStar Realty Finance Corp. (the “Sponsor”). The Amendment modifies the Advisory Agreement, dated March 17, 2010, by and among the Company, the Operating Partnership and the Advisor (the “Advisory Agreement”).
     In the Amendment, the Company agreed to a payment structure for the consideration, if any, payable to the Advisor (or an affiliate thereof) should the Company internalize its management functions. The Company may determine in the future to internalize its management by acquiring the Advisor or an affiliate thereof, whether by means of a merger, stock acquisition, or asset purchase (an “Internalization Transaction”), for consideration that would be negotiated and approved by the Company’s board of directors at that time, including a majority of the Company’s independent directors. However, pursuant to the Amendment, the Company may not pay consideration to acquire the Advisor unless all of the consideration is payable in shares of the Company’s common stock and held in escrow by a third party and not released to the Advisor (or an affiliate thereof) until the conditions described below are met. In addition, once released by the escrow agent, the shares the Advisor receives as consideration for an Internalization Transaction may not be traded for a period of 180 days commencing on the date they are released by the escrow agent.
     The escrow agent may not release the shares to the Advisor (or an affiliate thereof) until the earlier of:
•	the average closing price of the shares of the Company’s common stock over a five-day trading period on a national securities exchange equals a price that, when combined with prior distributions paid on the shares of common stock issued prior to listing on a national securities exchange and outstanding at the time of the Internalization Transaction (the “Subject Shares”), equals the amount necessary for the holders of the Subject Shares to be deemed to have received in the aggregate the original issue price of the Subject Shares plus an 8% cumulative, non-compounded, annual return on the issue price of the Subject Shares, assuming for purposes of this calculation that the holders of the Subject Shares have received the trading price, or

•	the consideration paid (or net sale proceeds distributed) to holders of the Subject Shares in an acquisition (whether by means of a merger, stock acquisition, asset purchase, or similar transaction) or from the Company’s dissolution, when combined with prior distributions paid on the Subject Shares, equals the amount necessary for the holders of the Subject Shares to have received in the aggregate the original issue price of the Subject Shares plus an 8% cumulative, non-compounded, annual return on the issue price of the Subject Shares.
     In the event that the Company pays distributions to holders of its common stock from the net proceeds of the sale of assets prior to an Internalization Transaction, the calculations for the thresholds above will be adjusted so that such special distributions are not deemed “prior distributions paid on the Subject Shares,” and the “original issue price of the Subject Shares” shall be reduced by the amount of any such distributions.
     The date that one of the above thresholds is met is the “Initial Escrow Release Date.” In the event that a recapitalization, merger or similar transaction causes some of the Subject Shares to be exchanged or converted into securities that are not listed on a national securities exchange as of the Initial Escrow Release Date, then the shares to be released from escrow shall be reduced to reflect the percentage of Subject Shares (and their equivalents) that are then listed, with the remaining shares in escrow to be subsequently released in proportion to and as the remaining Subject Shares (and their equivalents) become listed.
     Shares held in escrow pursuant to the foregoing shall be entitled to distributions like all other shares of the Company’s common stock. To the extent the Company is offering a Distribution Reinvestment Plan during the escrow period, the distributions shall be reinvested in shares of the Company’s common stock pursuant to the Distribution Reinvestment Plan. If the Company is not offering a Distribution Reinvestment Plan at any time when a distribution is made during the escrow period, the distribution shall be payable in cash. The distributions, whether reinvested in shares of the Company’s common stock or paid in cash, shall also be placed in escrow and not released until the above thresholds are reached. If the conditions to break escrow are not met within 10 years of the Internalization Transaction, all shares in the escrow account shall become authorized but unissued shares and all cash in the escrow account shall belong to the Company. Shares of common stock held in escrow shall be voted on any matter in which common stockholders are entitled to vote in the same proportion as all other shares of common stock that vote on the matter.
          The terms of the Amendment were approved by the Company’s board of directors, including all of its independent directors, and were deemed reasonable to the Company and on terms and conditions not less favorable to the Company than the provisions regarding the consideration payable in an Internalization Transaction by comparable companies to advisors performing the same or similar services for other public, non-listed REITs.
          The material terms of the Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On February 25, 2011, Andrew C. Richardson notified the Company’s board of directors that he will resign as the President, Chief Financial Officer and Treasurer of the Company, effective March 27, 2011 (the “Effective Date”). He will also resign from the positions of President, Chief Financial Officer and Treasurer of the Advisor as of the Effective Date. Mr. Richardson resigned from his positions with the Company and its affiliates to join The Howard Hughes Corporation (NYSE: HHC) in Dallas, Texas as its Chief Financial Officer.
          On March 1, 2011, the Company appointed Daniel R. Gilbert to serve as the Company’s President, and to continue to serve as Chief Investment Officer, as of the Effective Date. Mr. Gilbert will no longer serve as the Company’s Executive Vice President as of the Effective Date. In addition, as of the Effective Date, Mr. Gilbert will serve as President, and continue to serve as Chief Investment Officer of the Advisor, but will no longer serve as the Advisor’s Executive Vice President.
          Mr. Gilbert, age 41, is currently the Company’s Chief Investment Officer and Executive Vice President. Mr. Gilbert has served as Chief Investment Officer of the Sponsor since January 2009 and as an Executive Vice President of the Sponsor since its initial public offering in October 2004. Since October 2010, Mr. Gilbert has also served as Chief Investment Officer of NorthStar Senior Care Trust, Inc. (“NorthStar Senior Care”), the second public, non-listed REIT sponsored by the Sponsor, and its advisor. Mr. Gilbert has primary responsibility for the asset management and primary investment business, including real estate debt and equity investments, of the Sponsor, the Company and NorthStar Senior Care. From July 2004 until October 2004, Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital, which included responsibility for the oversight of NorthStar Funding, LLC, a joint venture with a single institutional investor organized for the purpose of making investments in real estate-related mezzanine debt. From September 1994 to June 2004, Mr. Gilbert held a number of positions with Merrill Lynch & Co., in its Global Principal Investments and Commercial Real Estate Department. At Merrill Lynch, he was responsible for originating principal investments in real estate opportunity funds, mortgage loans, subordinated notes, mezzanine loans, preferred equity, distressed debt and related commercial mortgage-backed securities. Prior to joining Merrill Lynch, he held accounting and legal related positions at Prudential Securities Incorporated between October 1991 and June 2004. Mr. Gilbert received a Bachelor of Arts from Union College in Schenectady, New York.
          The Company has not yet identified a replacement to fill the positions of Chief Financial Officer and Treasurer.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.
10.1	Amendment No. 1 to Advisory Agreement, dated February 24, 2011, by and among NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NS Real Estate Income Trust Advisor, LLC and NorthStar Realty Finance Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
Date: March 2, 2011	By:	/s/ Daniel R. Gilbert
Daniel R. Gilbert
Chief Investment Officer and Executive Vice President

EXHIBIT INDEX

10.1
Amendment No. 1 to Advisory Agreement, dated February 24, 2011, by and among NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NS Real Estate Income Trust Advisor, LLC and NorthStar Realty Finance Corp.